Exhibit 10.3

NOVAN, INC.

STOCK OPTION GRANT NOTICE AND

STOCK OPTION AGREEMENT

(Awarding Non-Qualified Stock Option)

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Novan, Inc., a Delaware corporation (the “Company”), pursuant to Nasdaq Listing Rule 5635(c)(4) and not under any equity incentive plan of the Company, hereby grants to the holder listed below (“Holder”) this Non-Qualified Stock Option to purchase the number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) set forth below (the “Option”).  The Option is subject to the terms and conditions set forth in this Stock Option Grant Notice (this “Grant Notice”) and the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”), which is incorporated herein by reference, and the grant of the Option is conditioned upon Holder’s compliance with any Confidentiality and Assignment of Inventions Agreement and/or Noncompetition Agreement existing or entered into in connection herewith (the “Restrictive Covenants Agreement[s]”).

Holder:	[[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]]
Grant Date:	[[GRANTDATE]]
Grant Number:	[[GRANTNUMBER]]
Exercise Price Per Share:	[[GRANTPRICE]]
Total Option Shares Granted:	[[SHARESGRANTED]]
Vesting Commencement Date:	[[VESTINGSTARTDATE]]
Expiration Date:	[[GRANTEXPIRATIONDATE]]
Type of Option:	Non-Qualified Stock Option
Vesting Schedule:	[[VESTINGTEMPLATEDESC]]

By Holder’s electronic signature, Holder agrees to be bound by the terms and conditions of the Agreement, the Grant Notice and the Restrictive Covenants Agreement[s].  Holder has reviewed the Agreement, the Grant Notice, and the Restrictive Covenants Agreement[s] in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement, and the Restrictive Covenants Agreement[s].  Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, the Agreement or the Restrictive Covenants Agreement[s].

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Holder an Option to purchase the number of shares of Common Stock set forth in the Grant Notice.

Article I.

general

1.1Defined Terms.  Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice.  For purposes of this Agreement,

(a)“Affiliates” shall mean (A) any person or entity which owns or controls at least fifty percent (50%) of the equity or voting stock of the Company, or (B) any person or entity fifty percent (50%) of whose equity or voting stock is owned or controlled by the Company or (C) any person or entity of which at least fifty percent (50%) of the equity or voting stock is owned or controlled by the same person or entity owning or controlling at least fifty percent (50%) of the Company.

(b)“Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

(c)“Applicable Law” shall mean any applicable law, including without limitation: (A) provisions of the Code, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, and any rules or regulations thereunder; (B) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (C) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

(d)“Cause” shall mean (A) willful misconduct, gross negligence or an act of dishonesty of Holder with regard to the Company or any of its Affiliates, which in either case, results in or could reasonably be expected to result in material harm to the Company or such Affiliate; (B) the willful and continued failure of Holder to attempt to perform his or her duties with the Company or any of its Affiliates (other than any such failure resulting from Disability), which failure is not remedied within 30 days after receiving written notice thereof; (C) the conviction of Holder of (or the plea by Holder of guilty or nolo contendere to) any felony involving moral turpitude (other than traffic related offenses or as a result of vicarious liability); or (D) a material breach by Holder of any material provision of any written service agreement, which breach is not remedied within 10 days after receiving written notice thereof. Notwithstanding the foregoing, if Holder is a party to a written service agreement with the Company (or any of its Subsidiaries) in which the term “cause” is defined, then “Cause” shall be as such term is defined in the applicable written agreement.

(e)“Change in Control” shall mean and includes each of the following:

(A)A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of

1934, as amended) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any acquisition which complies with Sections 1.1(e)(D)(i), 1.1(e)(D)(ii) and 1.1(e)(D)(iii); or (iv) in respect of this Option, any acquisition by the Holder or any group of persons including the Holder (or any entity controlled by the Holder or any group of persons including the Holder); or

(B)The Incumbent Directors cease for any reason to constitute a majority of the Board;

(C)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 1.1(e)(C)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and

(iii)after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board's approval of the execution of the initial agreement providing for such transaction; or

(D)The date of the completion of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to the Option (or any portion of the Option) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (A), (B), (C) or (D) with respect to the Option (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of the Option if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(f)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to this grant.

(g)“Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

(h)“Director” shall mean a member of the Board, as constituted from time to time.

(i)“Disability” shall mean Holder’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than twelve (12) months.

(j)“DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

(k)“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Option.

(l)“Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

(m)“Fair Market Value” shall mean, as of any given date, the value of a share determined as follows:

(A)If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market and the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share as quoted on such exchange or system for such date or, if there is no closing sales price for a share on the date in question, the closing sales price for a share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(B)If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share on such date, the high bid and low asked prices for a share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(C)If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.

(n)“Incumbent Directors” shall mean for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.1(e)(A) or 1.1(e)(D)) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

(o)“Non-Qualified Stock Option” shall mean an Option that is not an “Incentive Stock Option” as such term is defined in Section 422 of the Code.

(p)“Option” shall mean a right to purchase Shares of the Company’s Common Stock at a specified exercise price.

(q)“Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretative guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the grant of this Option.

(r)“Shares” shall mean shares of Common Stock.

(s)“Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

(t)“Termination of Service” shall mean:

(i)As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or any Subsidiary is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(ii)As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service. For purposes hereof, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain an Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

Article II.

GRANT OF OPTION

2.1Grant of Option.  In consideration of Holder’s past and/or continued employment with or service to the Company or a Subsidiary and Holder’s execution of and/or continued compliance with the Restrictive Covenants Agreement(s) and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Holder the Option to purchase any part or all of an aggregate number of shares of Common Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice and this Agreement, subject to adjustment as provided in Section 3.1(b) hereof.

2.2Exercise Price.  The exercise price per share of the shares of Common Stock subject to the Option (the “Exercise Price”) shall be as set forth in the Grant Notice.

2.3Consideration to the Company.  In consideration of the grant of the Option by the Company, Holder agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Grant Notice or this Agreement shall confer upon Holder any right to continue in the employment or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the conditions of employment or services of Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Holder.

2.4Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Grant Notice or this Agreement, if Holder is subject to Section 16 of the Securities Exchange Act of 1934, as amended, this Option shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 thereof (including Rule 16b‑3 thereof and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Option shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Article III.

PERIOD OF EXERCISABILITY

3.1Commencement of Exercisability.

(a)Subject to Holder’s continued employment with or service to the Company or a Subsidiary on each applicable vesting date and subject to Sections 3.1(b),_3.2, 3.3, 6.9 and 6.15 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)Notwithstanding the Grant Notice or the provisions of Section 3.1(a) and (c), in the event of Holder’s Termination of Service as a result of a termination by the Company without Cause within six (6) months following a Change in Control, the Option shall become vested and exercisable in full on the date of such Termination of Service; and

(c)Except as set forth in Section 3.1(b), unless otherwise determined by the Committee or as set forth in a written agreement between Holder and the Company, any portion of the Option that has not become vested and exercisable on or prior to the date of Holder’s Termination of Service shall be forfeited on the date of Holder’s Termination of Service and shall not thereafter become vested or exercisable.

3.2Duration of Exercisability.  The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof. Once the Option becomes unexercisable, it shall be forfeited immediately.

3.3Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)The expiration date set forth in the Grant Notice;

(b)Except as the Committee may otherwise approve, in the event of Holder’s Termination of Service other than for Cause or by reason of Holder’s death or Disability, the expiration of ninety (90) days from the date of Holder’s Termination of Service;

(c)Except as the Committee may otherwise approve, the expiration of one (1) year from the date of Holder’s Termination of Service by reason of Holder’s death or Disability; or

(d)Except as the Committee may otherwise approve, upon Holder’s Termination of Service for Cause.

3.4Tax Withholding.  Notwithstanding any other provision of this Agreement:

(a)The Company and its Subsidiaries have the authority to deduct or withhold, or require Holder to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation, if applicable) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement.  The Company and its Subsidiaries may withhold or Holder may make such payment in one or more of the forms specified below:

(i)by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;

(ii)by the deduction of such amount from other compensation payable to Holder;

(iii)with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Committee, by requesting that the Company withhold a net number of shares of Common Stock issuable upon the exercise of the Option having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(iv)with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Committee, by tendering to the Company shares of Common Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(v)with respect to any withholding taxes arising in connection with the exercise of the Option, through the delivery of a notice that Holder has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable to Holder pursuant to the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Committee, but in any event not later than the settlement of such sale; or

(vi)in any combination of the foregoing.

(b)With respect to any withholding taxes arising in connection with the Option, in the event Holder fails to provide timely payment of all sums required pursuant to Section 3.4(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Holder to satisfy all or any portion of Holder’s required payment obligation pursuant to Section 3.4(a)(ii) or Section 3.4(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Common Stock issuable with respect to the exercise of the Option to, or to cause any such shares of Common Stock to be held in book-entry form by, Holder or his or her legal representative unless and until Holder or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Holder resulting from the exercise of the Option or any other taxable event related to the Option.

(c)In the event any tax withholding obligation arising in connection with the Option will be satisfied under Section 3.4(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Holder’s behalf a whole number of shares from those shares of Common Stock then issuable upon the exercise of the Option as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises.  Holder’s acceptance of this Option constitutes Holder’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 3.4(c), including the transactions described in the previous sentence, as applicable.  The Company may refuse to issue any shares of Common Stock to Holder until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 3.4(c) if such delay will result in a violation of Section 409A of the Code.

(d)Holder is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option.  Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Common Stock.  The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Holder’s tax liability.

Article IV.

EXERCISE OF OPTION

4.1Person Eligible to Exercise.  During the lifetime of Holder, only Holder may exercise the Option or any portion thereof.  After the death of Holder, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

4.2Partial Exercise.  Subject to Section 6.2, any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.

4.3Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof.

(a)An exercise notice in a form specified by the Committee, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b)The receipt by the Company of full payment for the shares of Common Stock with respect to which the Option or portion thereof is exercised, in such form of consideration permitted under Section 4.4 hereof that is acceptable to the Committee;

(c)The payment of any applicable withholding tax in accordance with Section 3.4;

(d)Any other written representations or documents as may be required in the Committee’s sole discretion to effect compliance with Applicable Law; and

(e)In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Holder, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Committee shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4Method of Payment.  Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Holder:

(a)Cash or check;

(b)With the consent of the Committee, surrender of shares of Common Stock (including, without limitation, shares of Common Stock otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof;

(c)Through the delivery of a notice that Holder has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Committee, but in any event not later than the settlement of such sale; or

(d)Any other form of legal consideration acceptable to the Committee.

4.5Conditions to Issuance of Common Stock.  The Company shall not be required to issue or deliver any shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions: (a) the admission of such shares of Common Stock to listing on all stock exchanges on which such Common Stock is then listed, (b) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable, (d) the receipt by the Company of full payment for such shares of Common Stock, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof, and (e) the receipt of full payment of any applicable withholding tax in accordance with Section 3.4 by the Company or its Subsidiary with respect to which the applicable withholding obligation arises.

4.6Rights as Stockholder.  Neither Holder nor any person or entity claiming under or through Holder will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of the Option unless and until certificates representing such shares of Common Stock (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Holder (including through electronic delivery to a brokerage account).  No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Article V hereof.  Except as otherwise provided herein, after such issuance, recordation and delivery, Holder will have all the rights of a stockholder of the Company with respect to such shares of Common Stock, including, without limitation, the right to receipt of dividends and distributions on such shares.

Article V.

Certain changes and corporate events

5.1Changes in Common Stock or Assets.  In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Committee may make equitable adjustments, if any, to reflect such change with respect to: (a) the number and kind of Shares (or other securities or property) subject to the Option; (b) the terms and conditions of the Option (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for the Option.

5.2Potential Actions. In the event of any transaction or event described in Section 5.1 or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Option, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(a)To provide for the termination of the Option in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of the Option or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Article V the Committee determines in good faith that no amount would have been attained upon the exercise of the Option or realization of the Holder’s rights, then the Option may be terminated by the Company without payment);

(b)To provide that the Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and applicable exercise or purchase price, in all cases, as determined by the Committee;

(c)To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to the Option, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, the Option;

(d)To provide that the Option shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the Agreement;

(e)To replace the Option with other rights or property selected by the Committee; and/or

(f)To provide that the Option cannot vest, be exercised or become payable after such event.

5.3Equity Restructurings.  In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 5.1 and 5.2, the number and type of securities subject to the Option and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 5.4(a) shall be nondiscretionary and shall be final and binding on the Holder and the Company.

5.4Change of Control.

(a)In the event of a Change in Control, unless the Committee elects to (A) terminate the Option in exchange for cash, rights or property, or (B) cause the Option to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Article V, (x) the Option (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Option substituted by the successor corporation or a parent or subsidiary of the successor corporation and (y) the portion of the Option subject to performance-based vesting shall be subject to the terms and conditions of the Agreement and, in the absence of applicable terms and conditions, the Committee’s discretion. In the event the Option continues in effect or is assumed or an equivalent Option substituted, and a Holder incurs a Termination of Service without “cause” (as such term is defined in the sole discretion of the Committee, or as set forth in the Agreement) upon or within six (6) months following the Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Option.

(b)In the event that the successor corporation in a Change in Control refuses to assume or substitute for the Option (other than any portion subject to performance-based vesting), the Committee may cause (A) any or all of the Option (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 5.2(a) or (B) any or all of the Option (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of the Option to lapse. If the Option is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Committee shall notify the Holder that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Option shall terminate upon the expiration of such period.

(c)For the purposes of this Article V, the Option shall be considered assumed if, following the Change in Control, the Option confers the right to purchase or receive, for each share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share subject to the Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

5.5Additional Provisions.

(a)Unless otherwise determined by the Committee, no adjustment or action described in this Article V shall be authorized to the extent it would result in short-swing profits liability under Section 16 of the Securities Exchange Act of 1934, as amended, or violate the exemptive conditions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or cause the Option to fail to be exempt from or comply with Section 409A.

(b)The existence of the Agreement and/or the Option shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(c)In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Committee, in its sole discretion, may refuse to permit the exercise of the Option during a period of up to thirty (30) days prior to the consummation of any such transaction.

Article VI.

other provisions

6.1Administration.  The Committee shall have the power to interpret the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee will be final and binding upon Holder, the Company and all other interested persons.  To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Grant Notice or this Agreement.

6.2Whole Shares.  The Option may only be exercised for whole shares of Common Stock.

6.3Option Not Transferable.  Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than (a) by will or the laws of descent and distribution or (b) with the consent of the Committee, pursuant to a DRO or otherwise, to the extent permissible under Applicable Law, unless and until the shares of Common Stock underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed; provided, however, that, subject to the approval of the Committee, to the extent permissible under Applicable Law, Holder may transfer this Option to or for the benefit of any immediate family member, family trust or other entity established for the benefit of Holder and/or an immediate family member thereof so long as the Company is eligible to use a Form S-8 under the Securities Act of 1933, as amended, for the registration of the sale of the Common Stock subject to this Option to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of this Option. For the avoidance of doubt, nothing contained in this Section 6.3 shall be deemed to restrict a transfer to the Company.  Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by this Section 6.3.

6.4Adjustments.  The Committee may accelerate the vesting of all or a portion of the Option in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Common Stock contemplated by Article V hereof (including, without limitation, an extraordinary cash dividend on such Common Stock) (and subject to the terms of Section 3.1(b) hereof), the Committee may make such adjustments as the Committee deems appropriate in the number of shares of Common Stock subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option.   Holder acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement, including Article V hereof (subject to the terms of Section 3.1(b) hereof).

6.5Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Holder shall be addressed to Holder at Holder’s last address reflected on the Company’s records.  By a notice given pursuant to this Section 6.5, either party may hereafter designate a different address for notices to be given to that party.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

6.6Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

6.7Governing Law.   The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

6.8Conformity to Securities Laws.  Holder acknowledges that the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended, and any and all regulations and rules promulgated thereunder by the Securities and Exchange

Commission and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Option is granted and may be exercised, only in such a manner as to conform to Applicable Law.  To the extent permitted by Applicable Law, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

6.9Amendment, Suspension and Termination.  To the extent permitted by Applicable Law, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as may otherwise be provided herein, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Holder.

6.10Forfeiture and Claw-Back Provisions.  This Option (including any proceeds, gains, or other economic benefit actually or constructively received by Holder upon exercise of this Option or upon the resale of any Shares underlying the Option) shall be subject to the provisions of any claw-back policy implemented by the Committee or the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of this Option, to the extent set forth in such claw-back policy and/or in this Agreement.

6.11Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in Section 6.3, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

6.12Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Option, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

6.13Not a Contract of Employment.  Nothing in the Grant Notice or in this Agreement shall confer upon Holder any right to continue to serve as an employee or other service provider of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Holder.

6.14Entire Agreement.  The Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof.

6.15Section 409A.  This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A.  However, notwithstanding any other provision of the Grant Notice or this Agreement, if at any time the Committee determines that this Option (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Holder or any other person for failure to do so) to adopt such amendments to the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate for this Option either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

6.16Agreement Severable.  In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

6.17Limitation on Holder’s Rights.  Receipt of the Option confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Holder shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.

6.18Counterparts.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

6.19Broker-Assisted Sales.  In the event of any broker-assisted sale of shares of Common Stock in connection with the payment of withholding taxes as provided in Section 3.4(a)(iii) or Section 3.4(c) or the payment of the exercise price as provided in Section 4.4(c): (a) any shares of Common Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation or exercise of the Option, as applicable, occurs or arises, or as soon thereafter as practicable; (b) such shares of Common Stock may be sold as part of a block trade with other holders in which all holders receive an average price; (c) Holder will be responsible for all broker’s fees and other costs of sale, and Holder agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation or exercise price, the Company agrees to pay such excess in cash to Holder as soon as reasonably practicable; (e) Holder acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation or exercise price; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Holder agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s withholding obligation.

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